Exhibit 99.1

Quince Announces Acquisition of Orphai and up to $187 Million Private

Placement to Advance Pulmonary Pipeline

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Acquisition includes LAM-001, an inhaled formulation of rapamycin for multiple pulmonary diseases, including pulmonary hypertension associated with interstitial lung disease (PH-ILD) and bronchiolitis obliterans syndrome post lung transplant (BOS)

•	$115 million in upfront financing with the potential to receive up to an additional $72 million upon exercise of accompanying warrants

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Upfront proceeds from the private placement and existing cash and cash equivalents at closing are expected to fund operations through the end of 2028 and to support multiple expected milestones, including initiation of a Phase 2b trial in PH-ILD with data anticipated in Q1 2028 and delivery of Phase 2 data in BOS in Q1 2027

•	Quince to host conference call and webcast today, May 18, 2026, at 10:00 a.m. ET

South San Francisco, CA, May 18, 2026 – Quince Therapeutics, Inc. (Nasdaq: QNCX) announced it has acquired Orphai Therapeutics Inc., a clinical-stage biotechnology company. The acquisition brings Orphai’s lead program LAM-001, an inhaled formulation of rapamycin (mTOR inhibitor), to treat rare pulmonary diseases, into Quince’s pipeline. New Phase 2 data with LAM-001 were recently presented at the American Thoracic Society (ATS) conference in Orlando and are detailed in a separate press release also announced today.

Concurrent with the acquisition, Quince entered into a definitive agreement for a private placement financing to raise up to $187 million in gross proceeds, which includes $115 million in upfront proceeds for the purchase of shares of Series C non-voting convertible preferred stock and up to an additional approximately $72 million upon exercise of accompanying warrants, before deducting placement agent and other offering expenses. The financing was led by Balyasny Asset Management and includes participation from leading healthcare investors including Affinity Asset Advisors, LLC, Coastlands Capital, Columbia Threadneedle Investments, Cormorant Asset Management, Eventide Asset Management, Foresite Capital, Janus Henderson Investors, LifeSci Venture Partners, Logos Capital, Perceptive Advisors, SilverArc Capital, Woodline Partners LP and other investors. Upfront proceeds from the financing together with existing cash and cash equivalents at closing, are expected to support the advancement of LAM-001 through multiple clinical milestones, including data from a Phase 2 clinical trial in BOS anticipated in the first quarter of 2027, data from a planned Phase 2b study in PH-ILD anticipated in the first quarter of 2028 and data from a planned Phase 2 study in sarcoidosis associated PH (SAPH) anticipated in the fourth quarter of 2028.

“We believe the new LAM-001 clinical data, combined with the caliber of the Orphai management team and high quality syndicate of investors in the PIPE, all reinforce the value of this transaction and highlight our strategy to build a focused, high-impact biotechnology company,” said Dirk Thye, CEO and CMO of Quince. “We also believe that Orphai’s differentiated LAM-001 program coupled with a newly strengthened balance sheet enhances our ability to deliver meaningful value for both patients and stockholders.”

“Despite recent advances in treatment, PH-ILD remains a progressive condition characterized by declines in lung function and exercise capacity leading to hospitalization, lung transplantation and death,” said Brigette Roberts, MD, Chief Corporate Affairs Officer of Quince and former CEO of Orphai Therapeutics. “We are encouraged by the enthusiasm from the KOL community for these initial data, driven by the magnitude of benefit seen and the consistency across multiple measures of patient benefit. We look forward to advancing LAM-001 into a Phase 2b trial in PH-ILD as well as to progressing the program in multiple additional pulmonary indications of major unmet medical need.”

About LAM-001 LAM-001 is a proprietary, investigational, once-daily inhaled formulation of sirolimus, also known as rapamycin. LAM-001’s potential as a disease-modifying agent in pulmonary hypertension stems from its ability to inhibit mTOR-mediated pulmonary arterial smooth muscle cell proliferation. The mTOR pathway has been shown to be activated in the pulmonary arterial smooth muscle cells of patients with pulmonary hypertension, and mTOR inhibition with rapamycin has been shown to reverse smooth muscle cell hyperproliferation and attenuate pulmonary vascular remodeling and cardiopulmonary dysfunction in multiple nonclinical models. Additionally, mTOR signaling promotes fibroblast activation, myofibroblast differentiation, and extracellular matrix deposition in injured or inflamed lung tissue, and mTOR inhibition has been shown to exert direct anti-fibrotic activity, reducing collagen accumulation, suppressing profibrotic cytokine signaling, and attenuating parenchymal fibrosis. These effects are particularly relevant in pulmonary hypertension associated with interstitial lung disease (PH-ILD), where vascular remodeling and progressive fibrosis evolve in parallel and amplify pulmonary vascular load. LAM-001 is designed to enhance pulmonary delivery and reduce systemic exposure, offering a promising potential disease-modifying therapy for pulmonary disease.

LAM-001 is currently being studied in multiple indications including pulmonary hypertension associated with interstitial lung disease (PH-ILD), a serious and progressive condition affecting an estimated ~86K patients in the U.S. and ~120K in Europe. Based on compelling Phase 2a data presented at the American Thoracic Society (ATS) in May 2026, the company is advancing LAM-001 into a Phase 2b trial in PH-ILD, with initiation planned for mid-2026 and data anticipated in the first quarter of 2028. LAM-001 is also being evaluated in a Phase 2 study in bronchiolitis obliterans syndrome (BOS), a serious complication following lung transplantation affecting an estimated ~17K patients in the U.S. and ~11K in Europe, with data anticipated in the first quarter of 2027. In late 2026, the company also plans to initiate a Phase 2 study of LAM-001 in sarcoidosis-associated pulmonary hypertension (SAPH), a severe complication of sarcoidosis with no approved therapy affecting an estimated ~60K patients in the U.S. and Europe.

About the Transaction

The acquisition is structured as a stock-for-stock merger, pursuant to which all outstanding equity interests of Orphai will be exchanged based on a fixed exchange ratio for a combination of 3,258,517 shares common stock, 67,101.235 shares of Series C non-voting convertible preferred stock (representing 67,101,235 shares on an as-converted-to-common basis and without giving effect to any beneficial ownership limitations) and options to purchase 26,332,798 shares of common stock. In addition, Orphai’s outstanding warrants were exchanged for warrants to purchase up to 10,964.505 shares of Series C non-voting convertible preferred stock (or 10,964,505 shares on an as-converted-to-common basis and without giving effect to any beneficial ownership limitations) at an exercise price of $996.90 per share (or $0.9969 per share on an as-converted-to-common basis), for up to approximately $10.9 million in additional proceeds upon exercise of the warrants.

Concurrent with the acquisition, Quince entered into a definitive agreement for a private placement financing with new and returning investors to raise up to $187 million in gross proceeds, which includes $115 million in upfront proceeds and up to an additional approximately $72 million upon exercise of accompanying warrants, in which the investors will be issued approximately 144,200.633 shares of Series C non-voting convertible preferred stock (or 144,200,633 shares on an as-converted-to-common basis and without giving effect to any beneficial ownership limitations) at a price of $797.50 per share (or $0.7975 per share on an as-converted-to-common basis) and accompanying warrants to purchase up to 72,100.322 shares of Series C non-voting convertible preferred stock (or 72,100,322 shares on an as-converted-to-common basis and without giving effect to any beneficial ownership limitations) at an exercise price of $996.90 per share (or $0.9969 per share on an as-converted-to-common basis). The private placement is expected to close on May 21, 2026.

Subject to Quince stockholder approval in accordance with Nasdaq listing rules, each share of Series C non-voting convertible preferred stock will automatically convert into 1,000 shares of common stock, subject to certain beneficial ownership limitations set by each holder, and each warrant will become exercisable for common stock on a 1:1,000 ratio, subject to certain beneficial ownership limitations set by each holder. The warrants issuable upon the closing of the private placement and exchanged for Orphai warrants are exercisable beginning on the trading day following the earlier of the company’s public announcement of (i) topline results from the ongoing LAM-001 Phase 2 trial in BOS and (ii) the termination or suspension of the ongoing LAM-001 Phase 2 trial in BOS and through the 30th day following such public announcement. In addition, the options assumed by the company in the merger are not exercisable until Quince stockholder approval in accordance with Nasdaq listing rules.

The acquisition was approved by the Board of Directors of Quince and the Board of Directors and stockholders of Orphai. The closings of the acquisition and the private placement are not subject to the approval of Quince’s stockholders. The approval of Quince’s stockholders is required, among other things, under the terms of the Series C non-voting convertible preferred stock in order for the Series C non-voting convertible preferred stock to be converted into shares of Quince common stock, and Quince is required to hold a stockholder meeting for such vote. As a result of the transactions, equity holders of Quince immediately prior to the acquisition will own approximately 6.9% of Quince common stock, equity holders of Orphai immediately prior to the acquisition will own approximately 31.9% of Quince common stock and investors in the private placement financing will own approximately 61.2% of Quince common stock, in each case, calculated on a fully-diluted basis (without giving effect to any beneficial ownership limitations and assuming the conversion in full of the Series C non-voting convertible preferred stock) using the treasury stock method and based on the implied equity values of Quince and Orphai. Following the closing of the private placement, Quince is expected to have a projected cash runway through the end of 2028.

LifeSci Capital is serving as financial advisor to Quince. Dorsey & Whitney is serving as legal counsel to Quince. LifeSci Capital is serving as exclusive placement agent for the concurrent financing. Gibson, Dunn & Crutcher LLP is serving as legal counsel to the placement agent. Evercore and Cantor are serving as capital markets advisors for the concurrent financing. Cooley LLP is serving as legal counsel to Orphai. Oppenheimer & Co. Inc. provided a fairness opinion to Quince’s board of directors.

Webcast Details

Monday, May 18th @ 10:00 am ET

Investors: 1-877-407-0784

International Investors: 1-201-689-8560

Conference ID: 13760654

Webcast: Click Here

Call me™: Click Here for instant telephone access to the event.

A replay of the webcast presentation will be temporarily archived on the Investors section of Quince’s website following the presentation.

About Quince Therapeutics, Inc.

Quince Therapeutics, Inc. (Nasdaq: QNCX) is a late-stage biotechnology company dedicated to unlocking the power of a patient’s own biology for the treatment of rare diseases. Quince’s proprietary processes are designed to encapsulate a drug into the patient’s own red blood cells for the chronic administration of drugs that have limitations due to toxicity, poor biodistribution, suboptimal pharmacokinetics, or immune response, remain a part of Quince’s pipeline for potential development across a range of human diseases. For more information on the company and its latest news, visit www.quincetx.com.

About Orphai Therapeutics, Inc.

Orphai Therapeutics is committed to transforming the lives of patients facing serious, underserved diseases by developing disease-modifying therapies to treat their conditions. The company is currently developing LAM-001 for the treatment of pulmonary hypertension associated with interstitial lung disease (PH-ILD), bronchiolitis obliterans syndrome (BOS), and sarcoidosis associated pulmonary hypertension (SAPH). A Phase 2a study in PH patients has been completed, a Phase 2 clinical study in BOS patients is ongoing, a Phase 2b study in PH-ILD is anticipated to begin in mid-2026, and a Phase 2 study in SAPH is anticipated to begin in late-2026. By pioneering innovative approaches, the company aims to offer new hope and improved quality of life to patients worldwide.

Forward Looking Statements

Statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical facts, may be forward-looking statements.

Forward-looking statements contained in this news release may be identified by the use of words such as “believe,” “may,” “should,” “expect,” “anticipate,” “plan,” “believe,” “estimated,” “potential,” “intend,” “will,” “can,” “seek,” or other similar words. Examples of forward-looking statements include, among others, statements relating to the anticipated benefits of the company’s acquisition of Orphai; the timing and completion of the private placement financing and the gross proceeds therefrom, including any additional gross proceeds that may be received upon exercise, if any, of accompanying warrants or the warrants exchanged in the acquisition; the expected use of proceeds from the private placement and cash runway following the completion of the transactions; the company’s strategy to build a focused, high-impact biotechnology company; the company’s ability to deliver meaningful value for patients and stockholders; the design and potential benefits of LAM-001, including as a disease-modifying therapy for pulmonary disease; anticipated regulatory and development processes and timelines, including the expected timing to initiate the planned Phase 2 trial of LAM-001 in PH-ILD and the planned Phase 2 trial of LAM-001 in SAPH, the expected timing for data readouts from the ongoing Phase 2 trial of LAM-001 in BOS and the planned Phase 2 trial of LAM-001 in PH-ILD; the estimated patient populations in the U.S. and Europe for PH-ILD, BOS and SAPH; the potential advantages of mTOR inhibitors in PH-ILD; and the design and potential benefits of the company’s proprietary processes . Forward-looking statements are based on Quince’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict and could cause actual results to differ materially from what the company expects. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, but are not limited to, the company’s ability to consummate the private placement financing or realize the anticipated benefits from the transactions, including as a result of its failure to receive the requisite stockholder approvals; investors in the private placement or former Orphai warrant holders may not exercise their warrants and the company may not receive any additional proceeds therefrom; clinical results may not be indicative of results that may be observed in the future, including in larger populations; potential safety and other complications related to LAM-001; the ability to obtain and maintain regulatory approval; competition in the company’s industry; the scope, progress and expansion of developing LAM-001; the size and growth of the market(s) therefor and the rate and degree of market acceptance thereof vis-à-vis alternative therapies; the company’s ability to attract or retain key management, members of the board of directors and other personnel; the impacts of general macroeconomic and geopolitical conditions on the company’s business and financial position; and other risks and uncertainties described in the section titled “Risk Factors” in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on April 10,

2026 and other reports as filed with the SEC. Forward-looking statements contained in this news release are made as of this date, and Quince undertakes no duty to update such information except as required under applicable law.

Contacts

Corey Davis, Ph.D.

LifeSci Advisors, LLC

cdavis@lifesciadvisors.com

212-915-2577